UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017 (August 2, 2017)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa

(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed on June 26, 2017, Net 1 UEPS Technologies, Inc. (the ‘Company”), through one of its subsidiaries, Net1 Applied Technologies South Africa Proprietary Limited (“Net1 SA”), entered into a Subscription Agreement on June 19, 2017 (the “Cell C Subscription Agreement”) with Cell C Proprietary Limited (“Cell C”). Pursuant to the terms of the Cell C Subscription Agreement, Net1 SA agreed to purchase, subject to the satisfaction of closing conditions, approximately 75,000,000 class “A” shares for an aggregate purchase price of ZAR 2.0 billion ($151 million) in cash. On August 2, 2017, Net1 SA completed its acquisition of the Cell C shares. Net1 funded the transaction through a combination of cash and certain credit facilities from FirstRand Bank Limited (acting through its Rand Merchant Bank division), a South African corporate and investment bank, and Nedbank Limited (acting through its Corporate and Investment Banking division), an African corporate and investment bank, and any other lenders that may participate in such loans. The material terms and conditions of the credit facilities are more fully discussed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2017.

On August 2, 2017, the USD/ZAR exchange rate was $1.00 / ZAR 13.25.

Item 7.01. Regulation FD Disclosure.

On August 7, 2017, the Company issued a press release announcing the completion of its investments in Cell C and DNI-4PL Contracts (Pty) Ltd. (“DNI”), which is more fully described in Item 8.01 below. A copy of the Company’s press release is attached as Exhibit 99.1.

Item 8.01. Other Events

As previously disclosed on June 29, 2017, the Company, through Net1 SA, entered into an agreement with DNI on June 23, 2017 (the “DNI Subscription Agreement”). Pursuant to the terms of the DNI Subscription Agreement, Net1 SA agreed to, subject to the fulfilment of certain suspensive conditions, subscribe for ordinary shares in DNI representing a 45% voting and economic interest therein for a subscription price of ZAR 945 million ($72 million) in cash. On August 2, 2017, Net1 SA completed its acquisition of the DNI shares. Net1 SA is required to pay DNI an additional amount not exceeding ZAR 360 million ($27 million) in cash, subject to DNI achieving certain performance targets. Net1 SA has a two-year option to acquire a further 10% interest in DNI.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 7, 2017, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date:	August 8, 2017	By:	/s/ Herman G. Kotzé
		Name:	Herman G. Kotzé
		Title:	Chief Executive Officer and
Chief Financial Officer